EXHIBIT 1.1

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
              MULTICLASS PASS-THROUGH CERTIFICATES, SERIES 1996-C2


                                                     October 18, 1996



                             UNDERWRITING AGREEMENT
                             ----------------------


Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

                  Structured Asset Securities Corporation, a Delaware corporation (the "Company"), proposes to cause the issuance of, and sell to Lehman Brothers Inc. ("LBI" or the "Underwriter"), the classes of LB Commercial Conduit Mortgage Trust II Multiclass PassThrough Certificates, Series 1996-C2 that are described on Schedule I attached hereto (the "Certificates"). The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Company and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). The Certificates will be issued under a trust agreement, dated as of October 1, 1996 (the "Trust Agreement"), among the Company as depositor, LaSalle National Bank as trustee (the "Trustee"), GMAC Commercial Mortgage Corporation as servicer (the "Servicer"), CRIIMI MAE Services Limited Partnership as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent").

         1. REPRESENTATIONS AND WARRANTIES. The Company represents, warrants and agrees that:

                           a. A registration statement on Form S-3 (No.
33-96378) with respect to the Certificates has been prepared by the Company and filed with the Securities and Exchange Commission (the "Commission"), and complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), including Rule 415, and has become effective under the Securities Act. As used in this Underwriting Agreement (this "Agreement" or the "Underwriting Agreement"), (i) "Registration Statement" means that registration statement and all exhibits thereto, including, among other things, the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 (the "Form T-1"), as amended or supplemented to the date of this Agreement; (ii) "Basic Prospectus" means the prospectus included in the Registration Statement at the time it became effective, or as subsequently filed with the Commission pursuant to paragraph (b) of Rule 424 of the Securities Act; (iii) "Prospectus" means the Basic Prospectus, together with the prospectus supplement specifically relating to the Certificates (the "Prospectus Supplement"), as filed with, or mailed for filing to, the Commission pursuant to paragraph (b) of Rule 424 of the Securities Act; and (iv) "Preliminary Prospectus" means any preliminary form of the Prospectus that has heretofore been filed pursuant to paragraph (b) of Rule 424 of the Securities Act.

                           b. The Registration Statement and the Prospectus, at
the time the Registration Statement became effective and on the date of this Agreement, complied, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will comply, as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively, the "Trust Indenture Act"); and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Company makes no representation or warranty as to (i) that part of the Registration Statement that shall constitute the Form T-1, (ii) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein or (iii) any information in any Computational Materials and ABS Term Sheets (each as defined below) incorporated into the Registration Statement by the filing thereof pursuant to Section 4(j).

                           c. The Company is not in violation of its corporate
charter or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company; the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein, have been, and as of the Delivery Date (as defined in Section 3 hereof), the Trust Agreement, the Servicing Agreement, dated as of October 1, 1996 (the "Servicing Agreement"), among the Company, the Trustee, the Servicer and the Special Servicer and the Special Servicing Agreement, dated as of October 1, 1996 (the "Special Servicing Agreement"), among the Company, the Trustee, the Servicer and the Special Servicer, and the consummation of the transactions contemplated therein, will have been, authorized by all necessary corporate action and compliance by the Company with the provisions of this Agreement; the issuance of the Certificates and the execution, delivery and performance by the Company of the Trust Agreement will not conflict with, result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company, other than the lien, if any, created by the Trust Agreement, pursuant to the terms of, or constitute a default under, any material agreement, trust agreement or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties; and, except as required by the Securities Act, the Trust Indenture Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Servicing Agreement, the Special Servicing Agreement and the Trust Agreement (collectively, the "Transaction Documents").

                           d. Except as described in the Registration Statement
and the Prospectus, there has not been any material adverse change in, or any adverse development that materially affects, the business, properties, financial condition or results of operations of the Company from the dates as of which information is given in the Registration Statement and the Prospectus.

                           e. The Company has no reason to believe that Deloitte
& Touche LLP, whose reports are incorporated by reference into the Prospectus, are not independent accountants as required by the Securities Act.

                           f. As of the date hereof, this Agreement has been
duly and validly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally, by general principles of equity, and by public policy considerations, to the extent that such public policy considerations limit the enforceability of any provisions of this Agreement that purport to provide indemnification for securities law liabilities. On the Delivery Date, (i) the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement will have been duly and validly authorized, executed and delivered by the Company, and will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally or by general principles of equity, (ii) the issuance of the Certificates will have been validly authorized by the Company and, upon payment for the Certificates as provided in this Agreement and due execution, authentication and delivery thereof as provided in the Trust Agreement, the Certificates will be validly issued and outstanding, and will be entitled to the benefits of the Trust Agreement, and (iii) the Certificates, the Servicing Agreement, the Special Servicing Agreement and the Trust Agreement will conform to the descriptions thereof contained in the Prospectus.

                           g. The Company has been duly incorporated, is validly
existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on its business or properties.

                           h. Except as described in the Prospectus, there is no
litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company that might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or that is required to be disclosed in the Registration Statement or Prospectus.

                           i. There are no contracts or other documents that are
required to be filed as exhibits to the Registration Statement by the Securities Act or by the Trust Indenture Act that have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act or the Trust Indenture Act, or that are required to be summarized in the Prospectus that are not so summarized; provided, however, that the Company makes no representation or warranty with respect to any contract or document, except this Agreement, to which LBI is a party.

                           j. At or prior to the Delivery Date, the Company will
have validly assigned all of its right, title and interest in and to the Mortgage Loans, and delivered the related Mortgage Files to the Trustee under the Trust Agreement. The Mortgage Loans (i) have as of the Delivery Date an aggregated unpaid principal balance, after application of all payments due on or before October 1, 1996 (the "Cut-off Date"), of not less than the aggregate certificate principal amount of the Certificates and the other certificates, if any, issued pursuant to the Trust Agreement, (ii) have for each Due Date scheduled payments of principal and interest that will satisfy the requirements of the Trust Agreement and (iii) conform in all material respects with the description thereof in the Prospectus.

                           k. The Company and the Trust Fund are not, and will
not be as a result of the offer and sale of the Certificates as contemplated by the Prospectus, subject to the provisions of the Investment Company Act of 1940, as amended.

                           l. At the Delivery Date, each Class of the
Certificates will have been rated in the bond rating category by a nationally recognized statistical rating organization (as such term is used in Rule 15c3-1 of the Exchange Act) as described in the Prospectus.

                  2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, the Company agrees to sell to LBI and LBI agrees to purchase from the Company the Certificates, at the purchase price for each class thereof as set forth on
Schedule I attached hereto.

                  3. PAYMENT AND DELIVERY. Payment for the Certificates shall be made at the offices of Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, at 10:00 a.m. New York City time, on October 30, 1996 or at such other location, time and date as shall be agreed upon. This date and time are sometimes referred to as the "Delivery Date". Delivery of the Certificates shall be made to LBI against payment by LBI of the purchase price therefore to or upon the order of the Company in same-day funds by federal funds wire. Unless delivery is made through the facilities of The Depository Trust Company, the Certificates shall be registered in such names and in such authorized denominations as LBI may have requested not less than three full business days prior to the Delivery Date.

                  The Company agrees to have the Certificates available for inspection, checking and packaging in New York, New York, at any time before 3:00 p.m. on the business day prior to the Delivery Date.

                  4. AGREEMENTS. The Company agrees:

                           a. To furnish promptly to the Underwriter and counsel
for the Underwriter one signed copy of the Registration Statement as originally filed with the Commission, and each amendment or supplement thereto filed prior to the date of this Agreement or relating to or covering the Certificates, and a copy of each Prospectus filed with the Commission, including all consents and exhibits filed therewith;

                           b. To deliver promptly to the Underwriter such number
of conformed copies of the Registration Statement and of each amendment or supplement thereto filed prior to the date of this Agreement or relating to or covering the Certificates and, during such period following the date of the this Agreement in which any Prospectus is required by law to be delivered, such number of copies of each Prospectus, as the Underwriter may reasonably request;

                           c. To file promptly with the Commission, during such
period following the date of the this Agreement in which any Prospectus is required by law to be delivered, any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission and approved by the Underwriter;

                           d. Prior to filing with the Commission during the
period referred to in (c) above any amendment or supplement to the Registration Statement or any Prospectus, to furnish a copy thereof to the Underwriter and to counsel for the Underwriter, and the Company will not file any such amendment or supplement to which the Underwriter shall reasonably object;

                           e. To advise the Underwriter promptly (i) when any
post-effective amendment to the Registration Statement relating to or covering the Certificates becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement or to any Prospectus (insofar as the amendment or supplement relates to or covers the Certificates) or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or the initiation or threat of any such stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading;

                           f. If, during the period referred to in (c) above,
the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company shall be obligated to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

                           g. As soon as practicable, to make generally
available to its security holders and to deliver to the Underwriter an earnings statement conforming with the requirements of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           h. To endeavor to qualify the Certificates for offer
and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request, provided, however, that this Section 4(h) shall not obligate the Company to file any general consent to service of process or to qualify to do business in any jurisdiction or as a dealer in securities in any jurisdiction in which it is not so qualified;

                           i. To pay or cause to be paid (i) the costs incident
in the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments thereof and supplements and exhibits thereto; (ii) the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, each Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement; (iii) the costs of printing and distributing the Transaction Documents; (iv) the costs of filings, if any, with the National Association of Securities Dealers, Inc.; (v) fees paid to any rating agency in connection with the rating of the Certificates; (vi) the fees and expenses of qualifying the Certificates, under the securities laws of the several jurisdictions as provided in Section 4(h) hereof and of preparing and printing, if so requested by the Underwriter, a preliminary blue sky survey and legal investment survey concerning the legality of the Certificates, including the Certificates, as an investment (including fees and disbursements of counsel to the Underwriter in connection therewith); and (vii) any other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided, however, that, except as provided above in this paragraph (i) or in Section 8, the Underwriter shall pay its own costs and expenses, including the fees and expenses of its counsel, any transfer taxes on the Certificates that it may sell and the expenses of advertising any offering of the Certificates made by the Underwriter; and

                           j. To file any documents and any amendments thereof
as may be required to be filed by it pursuant to the Securities Act and the Exchange Act, including, but not limited to, the filing with the commission in a Current Report on form 8-K all Computational Materials and ABS Term Sheets furnished by the Underwriter and identified by it as such. The company will file all such Computational Materials and ABS Term Sheets within the time period allotted for such filing pursuant to the No-Action Letters (as hereinafter defined).

                  5. INDEMNIFICATION.

                           a. The Company shall indemnify and hold harmless the
Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 20 the Exchange Act or Section 15 of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and such controlling person for any legal and other expenses reasonably incurred by the Underwriter or such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein or (ii) any such untrue statement made in the Underwriter's Computational Materials or ABS Term Sheets incorporated into the Registration Statement by the filing thereof pursuant to Section 4(j); and provided further that, as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of the Underwriter or any person controlling the Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Certificates to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(a) or 4(b). The foregoing indemnity is in addition to any liability that the Company may otherwise have to the Underwriter or any person or entity controlling the Underwriter.

                           b. The Underwriter shall indemnify and hold harmless
the Company, each of its directors, each of its officers who signed the Registration Statement, and any person who controls the Company within the meaning of Section 20 of the Exchange Act or Section 15 of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that (i) the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, or (ii) any such untrue statement was made in the Underwriter's Computational Materials or ABS Term Sheets incorporated into the Registration Statement by the filing thereof pursuant to Section 4(j); and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

                           c. Promptly after receipt by an indemnified party
under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party that it will assume the defense of any such claim or action, the indemnifying party will not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that the Underwriter shall have the right to employ counsel to represent the Underwriter and the controlling persons referred to in subsection (a) above who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Underwriter against the Company under this Section, if (i) in the reasonable judgment of the Underwriter, there may be legal defenses available to the Underwriter, and those controlling persons, different from or in addition to those available to the Company, or there is a conflict of interest between the Underwriter and the controlling persons, on the one hand, and the Company, on the other, or (ii) the Company shall fail to select counsel reasonably satisfactory to the indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be liable for the fees and expenses of more than one separate firm of attorneys for the Underwriter and its controlling persons in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                           d. If the indemnification provided for in Sections
5(a) and 5(b) shall for any reason be unavailable to an indemnified party under
Section 5(a) or 5(b), as the case may be, in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Certificates (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 5(d) shall be deemed to include, for purposes of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the discount on the front cover of the Prospectus relating to the Certificates underwritten by it and distributed to the public exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           e. The indemnity and contribution agreements
contained in this Section and the representations, warranties and agreements of the Company in Section 1 and Section 4 hereof, shall survive the delivery of the Certificates, and the provisions of this Section shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  6. TERMINATION. The obligations of the Underwriter under this Agreement may be terminated by the Underwriter, in its absolute discretion by notice given to and received by the Company prior to the delivery of and payment for the Certificates, if, during the period beginning on the date of this Agreement to and including the Delivery Date, (a) trading in securities generally on the New York Stock Exchange is suspended or minimum prices are established on that Exchange, or (b) a banking moratorium is declared by Federal or New York State authorities, or (c) the United States is or becomes engaged in hostilities that result in the declaration of a national emergency, or (d) any proposed rating of any class of Certificates shall be lowered by the nationally recognized statistical rating organization (as such term is used in Rule 15c3-1 under the Exchange Act) that will initially rate the Certificates.

                  7. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter under this Agreement with respect to the Certificates are subject to the accuracy, on the date of this Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the
Certificates:

                           a. At or before the Delivery Date, no stop order
suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and after the date of this Agreement the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus to which the Underwriter shall have reasonably objected.

                           b. The Underwriter shall not have discovered and
disclosed to the Company on or prior to the Delivery Date that the Registration Statement or any Prospectus contains an untrue statement of a fact that, in the opinion of counsel to the Underwriter, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                           c. All corporate proceedings and other legal matters
incident to the authorization, form and validity of the Certificates and the Transaction Documents and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           d. The Underwriter shall have received the following:

                                    i. A favorable opinion, dated the Delivery
         Date, of (A) counsel for the Company, (B) counsel for the Servicer, (C) counsel for the Special Servicer, and (D) counsel for the Trustee and the Fiscal Agent.

                                    ii. A certificate of the Company, dated the
         Delivery Date, substantially in the form attached hereto as Exhibit A.

                                    iii. A letter dated the date hereof and
         satisfactory in form and substance to the Underwriter and the Underwriter's counsel, from Deloitte & Touche LLP, certified public accountants, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" agrees with the records of the Company excluding any questions of legal interpretation.

                                    iv. Such other letters, opinions and
         certificates as have been requested by those nationally recognized statistical rating organizations (as such term is used in Rule 15c3-1 under the Exchange Act) that will initially rate the Certificates.

                  8. ITEMS DELIVERED RELATING TO COMPUTATIONAL MATERIALS AND ABS TERM SHEETS.

                           a. The Underwriter shall deliver to the Company an
officer's certificate (i) stating that attached thereto are all of the information, tables, charts and other items that constitute "Computational Materials" (as defined in the letter dated May 4, 1994, from Brown & Wood to Linda C. Quinn, Director of the Division of Corporation Finance of the Commission (together with the Commission's response thereto dated May 20, 1994, the "Kidder Letter")) or that constitute "ABS Term Sheets" (as defined in the letter dated February 13, 1995, from Cleary, Gottlieb, Steen & Hamilton to Abigail Arms, Associate Director of the Division of Corporate Finance of the Commission (together with the Commission's response thereto dated February 17, 1995, the "PSA Letter")) (the Kidder Letter and the PSA Letter, together, the "No-Action Letters") prepared by the Underwriter which are required to be filed with the Commission pursuant to the terms of the No-Action Letters and stating that the Underwriter has otherwise complied with the terms of the No-Action Letters and (ii) representing that (A) other than the items described in clause
(i), no term sheets, collateral information or other data in written form that would be required to be filed with the Commission pursuant to the No-Action Letters were furnished by such Underwriter to actual or potential investors for the Registered Certificates prior to the Delivery Date and (B) to the best knowledge of such officer, the items described in clause (i) do not include any untrue or misleading statement of a material fact nor, when taken together with the Prospectus, and in the light of the circumstances in which the statements in such items were made, omit to state any material fact required to be stated in such items or necessary to make the statements contained in such items not misleading.

                           b. Deloitte & Touche LLP shall furnish to the Company
and the Underwriter a letter or letters, each in form and substance satisfactory to the Company, relating to the Computational Materials and ABS Terms Sheets of the Underwriter filed in accordance with Section 4(j) and dated the date of the related Current Report on Form 8-K and stating in effect that:

                                    i. using the assumptions and methodology
         used by the Underwriter, all of which shall be described by reference in the letter, they have recalculated the numerical data and dates set forth in the Computational Materials and ABS Term Sheets of such Underwriter (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such Computational Materials and ABS Term Sheets (or portions thereof) and found such items to be in agreement with the respective results of such calculation; and

                                    ii. if such Computational Materials and ABS
         Term Sheets include data reflecting the distribution of interest at other than a fixed rate or the distribution in reduction of the aggregate Certificate Principal Amount (as defined in the Prospectus Supplement) of a class of Certificates according to a schedule of planned or targeted amounts, or reflecting other characteristics which give rise to the use of tables in such Computational Materials and ABS Term Sheets, such letter shall also set forth such other statements as are customarily set forth by Deloitte & Touche LLP in such letter with respect to such data.

                  9. FEES AND EXPENSES. If the sale of the Certificates shall not be consummated because any condition to the Underwriter's obligations set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default of the Underwriter, the Company shall reimburse the Underwriter for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred in connection with this Agreement and the proposed purchase of the Certificates, and upon demand the Company shall pay the full amount thereof to the Underwriter.

                  10. NOTICES. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by Lehman Brothers Inc. Any notice by the Company to the Underwriter shall be sufficient if given in writing or by telegraph addressed to the Underwriter at 200 Vesey Street, New York, New York 10285, attention of Wayne C. Olson, and any notice by the Underwriter to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 200 Vesey Street, New York, New York 10285, attention of the President.

                  11. SUCCESSORS. This Agreement shall be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the indemnity agreement of the Underwriter contained in Section 5 hereof shall be deemed to be also for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company and the indemnity agreement of the Company contained in Section 5 shall be deemed to be also for the benefit of any person controlling the Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

                  13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

                                 Very truly yours,

                                 STRUCTURED ASSET SECURITIES
                                 CORPORATION


                                 By:_____________________________________
                                 Name:
                                 Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

LEHMAN BROTHERS INC.


By:_________________________________
Name:
Title:

                                                    SCHEDULE I

Underwriting Agreement, dated October 18, 1996.

Title and Description of the Certificates:
         LB Commercial Conduit Mortgage Trust II Multiclass Pass-Through Certificates, Series 1996-C2, Class A, Class IO, Class B, Class C, Class D and Class E.

Cut-off Date: October 1, 1996.

                                                   CERTIFICATES

=========================================================================================================================
                           CLASS A           CLASS IO         CLASS B        CLASS C        CLASS D        CLASS E
                           -------           --------         -------        -------        -------        -------
-------------------------------------------------------------------------------------------------------------------------
Initial Aggregate        $270,097,693     $397,202,489(2)   $27,804,174    $23,832,149    $15,888,100    $7,944,050
Certificate Principal
Amount or Certificate
Notional Amount
-------------------------------------------------------------------------------------------------------------------------
Initial Certificate         7.416%            1.249%          7.606%         7.726%          7.886%        7.886%
Interest Rate
-------------------------------------------------------------------------------------------------------------------------
Rating                   Aaa/AAA/AAA        Aaa/AAA/AAA      Aa2/AA/AA       A2/A/A       Baa2/BBB/BBB    Baa3/BBB-
                                                                                                            /BBB-
-------------------------------------------------------------------------------------------------------------------------
Purchase Price(1)
=========================================================================================================================

(1) Expressed as a percentage of the initial aggregate Certificate Principal Amount or Certificate Notional Amount, as applicable, of each class of Certificates. The Purchase Price for each class of Certificates will include accrued interest at the initial Certificate Interest Rate therefor on the initial aggregate Certificate Principal Amount or Certificate Notional Amount thereof from the Cut-off Date to but not including the Closing Date.

(2)      Notional amount.

Closing Time, Date and Location: 10:00 a.m., New York City time, on October 30, 1996 at the offices of Thacher Proffitt & Wood.
                  -------------------------------------------

Issuance and delivery of Certificates: The Class A, Class B, Class C, Class D and Class E Certificates (the "Book-Entry Certificates") will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in the BookEntry Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations of initial actual principal amount of $10,000 and integral multiples of $1.00 in excess thereof. The Class IO Certificates will be issued in minimum denominations of initial notional principal amount of $500,000 and integral multiples of $1.00 in excess thereof. The Class IO Certificates will be delivered in fully registered, certificated form in such names and authorized denominations as the Underwriter may direct.

                                    EXHIBIT A


                     LB Commercial Conduit Mortgage Trust II
                      Multiclass Pass-Through Certificates
                                 Series 1996-C2

                          CERTIFICATE OF AN OFFICER OF
                     STRUCTURED ASSET SECURITIES CORPORATION


         I, _______________ hereby certify that I am a ______________ of
Structured Asset Securities Corporation, a Delaware corporation (the "Company"), and further certify as follows:

         2. Attached hereto are true, complete and correct copies of the certificate of incorporation and by-laws of the Company as in full force and effect on the date hereof, together with a certificate of good standing in respect of the Company issued by the Secretary of State of the State of Delaware. No event (including, without limitation, any act or omission on the part of the Company) has occurred since the date thereof which has affected the good standing of the Company under the laws of the State of Delaware.

         3. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

         4. Each individual who, as an officer or representative of the Company, signed (a) the Underwriting Agreement, dated as of October 18, 1996 (the "Underwriting Agreement"), between the Company as seller and Lehman Brothers Inc. ("LBI") as underwriter, (b) the Certificate Purchase Agreement, dated as of October 18, 1996 (the "Certificate Purchase Agreement"), between the Company as seller and LBI as purchaser, (c) the Trust Agreement, dated as of October 1, 1996 (the "Trust Agreement"), among the Company as depositor, GMAC Commercial Mortgage Corporation as servicer, CRIIMI MAE Services Limited Partnership as special servicer, LaSalle National Bank as trustee and ABN AMRO Bank N.V. as fiscal agent, (d) the Mortgage Loan Purchase Agreement, dated as of October 18, 1996 (the "Mortgage Loan Purchase Agreement"), between the Company as purchaser and Lehman Brothers Holdings Inc., doing business as Lehman Capital, A Division of Lehman Brothers Holdings Inc., as seller, or (e) any other document or certificate delivered by or on behalf of the Company prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement, the Underwriting Agreement, the Certificate Purchase Agreement and the Trust Agreement (collectively, the "Agreements") was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

         5. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, against or affecting the Company which if adversely determined, individually or in the aggregate, would materially and adversely affect the Company's ability to perform its obligations under any of the Agreements.

         6. Attached hereto is a true, complete and correct copy of the resolutions duly adopted by the board of directors of the Company with respect to the transactions contemplated in the Agreements, and such resolutions have not been amended, modified, annulled or revoked since the date thereof and are in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: October 30, 1996


                                         ________________________________
                                         Name:
                                         Title:

         I, _____________, a _____________ of the Company, hereby certify that ______________ is a duly elected or appointed, qualified and acting of the Company, and that the signature appearing above is his genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: October 30, 1996


                                         ________________________________
                                         Name:
                                         Title: